RUBY TUESDAY, INC.

Financial Results For The Fourth Quarter of Fiscal Year 2004
(Amounts in thousands except per share amounts)

	13 Weeks Ended		13 Weeks Ended			52 Weeks Ended		52 Weeks Ended
	June 1, 2004	Percent of Sales	June 3, 2003	Percent of Sales	Percent Change	June 1, 2004	Percent of Sales	June 3, 2003	Percent of Sales	Percent Change
Revenues:
Restaurant sales and operating revenues	$ 270,164	98.0	$ 242,839	98.4		$ 1,023,342	98.3	$ 898,440	98.3
Franchise revenues	5,374	2.0	4,074	1.6		18,017	1.7	15,344	1.7
Total operating revenues	275,538	100.0	246,913	100.0	11.6	1,041,359	100.0	913,784	100.0	14.0
Operating Costs and Expenses:
(as a percent of Company restaurant revenues)
Cost of merchandise	70,018	25.9	63,439	26.1		263,033	25.7	238,598	26.6
Payroll and related costs	82,926	30.7	78,514	32.3		320,413	31.3	297,769	33.1
Other restaurant operating costs	44,792	16.6	41,125	16.9		171,280	16.7	151,950	16.9
Depreciation and amortization	14,603	5.4	12,609	5.2		54,712	5.3	45,956	5.1
(as a percent of Total operating revenues)
Selling, general and administrative, net	16,582	6.0	12,469	5.0		63,292	6.1	44,830	4.9
Equity in (earnings) of unconsolidated franchises	(2,034)	(0.7)	(921)	(0.4)		(5,913)	(0.6)	(3,331)	(0.4)
Total operating costs and expenses	226,887		207,235			866,817		775,772
Earnings before Interest and Taxes	48,651	17.7	39,678	16.1	22.6	174,542	16.8	138,012	15.1	26.5
Interest expense, net	438	0.2	847	0.3		3,726	0.4	2,302	0.3
Pre-tax Profit	48,213	17.5	38,831	15.7		170,816	16.4	135,710	14.9
Provision for income taxes	17,164	6.2	13,513	5.5		60,807	5.8	47,226	5.2
Net Income	$ 31,049	11.3	$ 25,318	10.3	22.6	$ 110,009	10.6	$ 88,484	9.7	24.3

Earnings Per Share:
Basic	$ 0.47		$ 0.39		20.5	$ 1.68		$ 1.38		21.7

Diluted	$ 0.46		$ 0.39		17.9	$ 1.64		$ 1.36		20.6

Shares:
Basic	66,073		64,123			65,510		63,967

Diluted	67,635		65,321			67,076		65,093